------
             ------  GOLDEN                                 FLEXIBLE PREMIUM
           --------
           --------  AMERICAN                               DEFERRED COMBINATION
     --------------
     --------------  LIFE INSURANCE                         VARIABLE AND FIXED
            -------
            -------  COMPANY                                ANNUITY CERTIFICATE

Golden American is a stock company domiciled in Delaware.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contractholder                                         Group Contract Number
[GOLDEN INVESTORS TRUST]                               [G000028-OE]
--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]

--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

In this Certificate you or your refers to the Owner shown above. We, our or us refers to Golden American Life Insurance Company.

This Certificate describes the benefits and provisions of the group contract. The group contract, as issued to the Contractholder by us with any Riders or Endorsements, alone makes up the agreement under which benefits are paid. The group contract may be inspected at the office of the Contractholder. In consideration of any application for this Certificate and the payment of the initial premium, we agree, subject to the terms and conditions of the group contract, to provide the benefits described in this Certificate. The Annuitant under this Certificate must be eligible under the terms of the group contract. If the group contract and this Certificate are in force, we will make income payments to you starting on the Annuity Commencement Date. If you die prior to the Annuity Commencement Date, we will pay a death benefit to the Beneficiary. The amount of such benefit is subject to the terms of this Certificate.

ALL PAYMENTS AND VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE IN DOLLAR AMOUNT, DEPENDING ON THE CERTIFICATE'S INVESTMENT RESULTS. ALL PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT, THE OPERATION OF WHICH MAY CAUSE SUCH PAYMENTS AND VALUES TO INCREASE OR DECREASE. PROVISIONS REGARDING THE VARIABLE NATURE OF THIS CERTIFICATE ARE FOUND ON PAGE 11.

RIGHT TO EXAMINE THIS CERTIFICATE: YOU MAY RETURN THIS CERTIFICATE TO US OR THE AGENT THROUGH WHOM YOU PURCHASED IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IF SO RETURNED, WE WILL TREAT THE CERTIFICATE AS THOUGH IT WERE NEVER ISSUED. UPON RECEIPT WE WILL PROMPTLY REFUND THE ACCUMULATION VALUE, ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT, PLUS ANY CHARGES WE HAVE DEDUCTED AS OF THE DATE THE RETURNED CERTIFICATE IS RECEIVED BY US.

                                        Secretary:
Customer Service Center                 /s/ Paula Cludray-Engelke

P.O. Box 9271
Des Moines, IA 50306-9271               President:
1-800-366-0066                          /s/ Keith Gubbay

--------------------------------------------------------------------------------
FLEXIBLE PREMIUM DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CERTIFICATE - NO DIVIDENDS
Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Limited Additional Premium Payment option. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

                              CERTIFICATE CONTENTS
--------------------------------------------------------------------------------

THE SCHEDULE
     Payment and Investment Information..................................     3A
     Certificate Facts...................................................     3B
     Charges and Fees....................................................     3C
     Income Plan Factors.................................................     3D

     IMPORTANT TERMS.....................................................     4

INTRODUCTION TO THIS CERTIFICATE.........................................     6
     The Certificate
     The Owner
     The Annuitant
     The Beneficiary
     Change of Owner or Beneficiary

PREMIUM PAYMENTS AND ALLOCATION CHANGES..................................     8
     Initial Premium Payment
     Additional Premium Payments
     Your Right to Change Allocation of
        Accumulation Value
     What Happens if a Variable Separate Account
        Division is Not Available
     Restricted Funds
     Thresholds
     Dollar Cap
     Premium Threshold
     Allocation Threshold
     Thresholds - Effect on Withdrawals
     Threshold Processing

HOW WE MEASURE THE CERTIFICATE'S
   ACCUMULATION VALUE....................................................     11
     The General Account
     The Variable Separate Accounts
     Measurement of Investment Experience
     Fixed Account
     Valuation Period
     Accumulation Value
     Accumulation Value in each Division and
        Fixed Allocation
     Charges Deducted from Accumulation Value on each Certificate Processing Date

YOUR CERTIFICATE BENEFITS................................................     17
     Partial Withdrawal Option
     Surrender Charge
     Waiver of Surrender Charge
     Cash Surrender Value
     Proceeds Payable to the Beneficiary

  BENEFIT OPTION PACKAGES................................................     19
     Election of Benefit Option Packages
     Description of Benefit Option Package I
     Description of Benefit Option Package II
     Description of Benefit Option Package III

CHOOSING AN INCOME PLAN..................................................     28
     Annuity Benefits
     Annuity Commencement Date Selection
     Frequency Selection
     The Income Plan
     The Annuity Options
     Payment When Named Person Dies

OTHER IMPORTANT INFORMATION..............................................     32
     Entire Contract
     Sending Notice to Us
     Reports to Owner
     Assignment - Using this Certificate as
     Collateral Security
     Certificate Changes - Applicable Tax Law
     Misstatement of Age or Sex
     Non-Participating
     Contestability
     Payments We May Defer
     Authority to Make Agreements
     Required Note on Our Computations

     Copies of any additional Riders and Endorsements are at the back of this Certificate.

THE SCHEDULE

     The Schedule gives specific facts about this Certificate and its coverage. Please refer to the Schedule while reading this Certificate.

                                       2
GA-CA-1112

                                  THE SCHEDULE
                       PAYMENT AND INVESTMENT INFORMATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]
--------------------------------------------------------------------------------
Annuitant's Issue Age         Annuitant's Sex          Owner's Issue Age
[55]                          [MALE]                   [35]
--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Certificate Date              Issue Date               Residence Status
[JANUARY 1, 1996]             [JANUARY 1, 1996]        [DELAWARE]
--------------------------------------------------------------------------------
Schedule Date                 Benefit Option Package
[JANUARY 1, 1996]             [II]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

INITIAL INVESTMENT

     Initial Premium Payment Recieved                            [$10,000]

     Your initial Accumulation Value has been invested as follows:

                                                         Percentage of
                  Divisions                            Accumulation Value
                  ---------                            ------------------
           [Liquid Asset Division                             [50%
          Fixed Allocation 1 Year]                            50%]

     ----------------------------------           ----------------------------

                    Total                                     100%
                    =====                                     ====

                                       3A1
GA-CA-1112

                                  THE SCHEDULE
                 PAYMENT AND INVESTMENT INFORMATION (continued)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]
--------------------------------------------------------------------------------
Annuitant's Issue Age         Annuitant's Sex          Owner's Issue Age
[55]                          [MALE]                   [35]
--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Certificate Date              Issue Date               Residence Status
[JANUARY 1, 1996]             [JANUARY 1, 1996]        [DELAWARE]
--------------------------------------------------------------------------------
Schedule Date                 Benefit Option Package
[JANUARY 1, 1996]             [II]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

ADDITIONAL PREMIUM PAYMENT INFORMATION

     We will accept additional Premium Payments until the earlier of: (a) 10 years following the Certificate Date; or (b) either you or the Annuitant reaches the Attained Age of 86.

     If this Certificate is issued as an IRA, no contributions may be made for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions).

     The minimum additional payment which may be made is $50.00. Any additional payment which would cause the Certificate's Accumulation Value to exceed $1,000,000 requires our prior approval.

GUARANTEED MINIMUM INTEREST RATE

     The minimum interest rate which can be declared by us for allocations to the General Account is an effective annual rate of 3.0%.

ALLOCATION CHANGES BY TELEPHONE

     You may request allocation changes by telephone during our telephone request business hours. You may call our Customer Service Center at 1-800-366-0066 to make allocation changes by using the personal identification number you will receive. You may also mail any notice or request for allocation changes to our Customer Service Center at the address shown on the cover page.

                                       3A2
GA-CA-1112

                                  THE SCHEDULE
                                CERTIFICATE FACTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]

--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

CERTIFICATE FACTS

     Certificate Processing Date
     The Certificate Processing Date for your Certificate is [April 1] of each year.

     Specially Designated Division
     When a distribution is made from an investment portfolio underlying a Separate Account Division in which reinvestment is not available, we will allocate the amount of the distribution to the [Liquid Asset Division], or its successor, unless you specify otherwise.

     Benefit Option Package
     Benefit Option Package [II] was selected.

OPTIONAL BENEFIT RIDERS

     [Premium Credit Rider]

SPECIAL FUNDS

     [GCG Core Bond Series, GCG Liquid Asset Portfolio, Fixed Account]

EXCLUDED FUNDS

     [None]

RESTRICTED FUNDS

     [None]

RESTRICTED FUND LIMITS

          Maximum
      Allocation % of                 Maximum
     Accumulation Value              Premium %              Dollar Cap
     ------------------              ---------              ----------
           [30%]                     [99.999%]             [$9,999,999]

                                       3B
GA-CA-1112

                                  THE SCHEDULE
                                CHARGES AND FEES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]

--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

DEDUCTIONS FROM PREMIUMS

     None

DEDUCTIONS FROM ACCUMULATION VALUE

     Initial Administrative Charge
     None

     Administrative Charge
     We charge a maximum of $30 to cover a portion of our ongoing administrative expenses for each Certificate Processing Period. The charge is incurred at the beginning of the Certificate Processing Period and deducted on the Certificate Processing Date at the end of the period. At the time of deduction, this charge will be waived if: (1) The Accumulation Value is at least $50,000; or (2) The sum of premiums paid to date is at least $50,000

     Excess Allocation Charge
     [$25.] Any charge will be deducted in proportion to the amount being transferred from each Division or Fixed Allocation.

     Premium Taxes
     We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred. We reserve the right to defer collection of premium taxes until the Certificate is surrendered or until application of the Certificate's Accumulation Value to an Income Plan. An Excess Partial Withdrawal will result in the deduction of any premium tax then due us on such amount. We reserve the right to change the amount we charge for premium taxes on future Premium Payments to conform with changes in the law or if you change your state of residence.

     Surrender Charge

     Complete Years Elapsed
     Since Premium Payment          0     1     2     3     4     5     6     7+
     ---------------------------------------------------------------------------
     Surrender Charges              7%    7%    6%    6%    5%    4%    3%    0%

                                       3C1
GA-CA-1112

                                  THE SCHEDULE
                          CHARGES AND FEES (continued)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]

--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

     Deductions from the Divisions
     MORTALITY AND EXPENSE RISK CHARGE - We deduct a charge from the assets in each Variable Separate Account Division on a daily basis for mortality and expense risks. The charge is not deducted from the Fixed Account or General Account values. Prior to the Annuity Commencement Date, the Mortality and Expense Risk Charge varies by Benefit Option Package selected by you, as follows:

          -----------------------------------------------------------------
           Benefit Option      The Maximum Daily    Equivalent to an Annual
          Package Selected:         Charge Is:          Maximum Rate of:
          -----------------------------------------------------------------
                 I                 [0.003030%]               [1.10%]
          -----------------------------------------------------------------
                 II                [0.003585%]               [1.30%]
          -----------------------------------------------------------------
                 III               [0.004002%]               [1.45%]
          -----------------------------------------------------------------

     After the Annuity Commencement Date, the maximum daily Mortality and Expense Risk Charge will be [0.004141%] (equivalent to an annual maximum rate of [1.50%]), regardless of Benefit Option Package.

     ASSET BASED ADMINISTRATIVE CHARGE - We deduct a charge of not more than [0.000411]% of the assets in each Variable Separate Account Division on a daily basis (equivalent to an annual maximum rate of [0.15]%) to compensate us for a portion of our ongoing administrative expenses. This charge is not deducted from the Fixed Account or General Account values.

CHARGE DEDUCTION DIVISION

     If elected by you, all charges against the Accumulation Value in this Certificate will be deducted from the [Liquid Asset Division], or its successor.

                                       3C2
GA-CA-1112

                                  THE SCHEDULE
                               INCOME PLAN FACTORS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]

--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

     Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied based on the Annuity 2000 Mortality Table.

                       OPTION 1: INCOME FOR A FIXED PERIOD

--------------------------------------------------------------------------------
       Rates for Fixed Annuity Payments with a 3% Guaranteed Interest Rate

--------------------------------------------------------------------------------
     Years       Income       Years       Income       Years       Income
      5          17.95         14          7.28         23          5.00
      6          15.18         15          6.89         24          4.85
      7          13.20         16          6.54         25          4.72
      8          11.71         17          6.24         26          4.60
      9          10.56         18          5.98         27          4.49
      10          9.64         19          5.74         28          4.38
      11          8.88         20          5.53         29          4.28
      12          8.26         21          5.33         30          4.19
      13          7.73         22          5.16

--------------------------------------------------------------------------------
   Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)

--------------------------------------------------------------------------------
     Years       Income       Years       Income       Years       Income
       5         18.17         14          7.51         23          5.25
       6         15.39         15          7.12         24          5.11
       7         13.41         16          6.78         25          4.98
       8         11.93         17          6.48         26          4.86
       9         10.78         18          6.22         27          4.75
       10         9.86         19          5.98         28          4.64
       11         9.11         20          5.77         29          4.55
       12         8.49         21          5.58         30          4.46
       13         7.96         22          5.41

--------------------------------------------------------------------------------
    Rates for Variable Annuity Payments with a 5% Assumed Interest Rate (AIR)

--------------------------------------------------------------------------------
     Years       Income       Years       Income       Years       Income
       5         18.82         14          8.23         23          6.04
       6         16.05         15          7.85         24          5.91
       7         14.08         16          7.52         25          5.78
       8         12.61         17          7.23         26          5.67
       9         11.46         18          6.97         27          5.56
       10        10.55         19          6.74         28          5.47
       11         9.81         20          6.54         29          5.38
       12         9.19         21          6.36         30          5.30
       13         8.67         22          6.19

                                       3D1
GA-CA-1112

                                  THE SCHEDULE
                         INCOME PLAN FACTORS (continued)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                     Owner
[THOMAS J. DOE]               [JOHN Q. DOE]

--------------------------------------------------------------------------------
Initial Premium               Annuity Option           Annuity Commencement Date
[$10,000]                     [LIFE 10-YEAR CERTAIN]   [JANUARY 1, 2026]
--------------------------------------------------------------------------------
Separate Account(s)                                    Certificate Number
[SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]             [123456]
--------------------------------------------------------------------------------

                  OPTION 2: INCOME FOR LIFE (SINGLE ANNUITANT)

--------------------------------------------------------------------------------
       Rates for Fixed Annuity Payments with a 3% Guaranteed Interest Rate

--------------------------------------------------------------------------------
                       Option 2(b)          Option 2(b)         Option 2(c)
       Adjusted     10 Years Certain     20 Years Certain     Refund Certain
         Age           Male/Female          Male/Female         Male/Female

         50            $4.06/3.83           $3.96/3.77          $3.93/3.75
         55             4.43/4.14            4.25/4.05           4.25/4.03
         60             4.90/4.56            4.57/4.37           4.66/4.40
         65             5.51/5.10            4.90/4.73           5.12/4.83
         70             6.26/5.81            5.18/5.07           5.76/5.42
         75             7.11/6.70            5.38/5.33           6.58/6.19
         80             7.99/7.70            5.48/5.46           7.69/7.21
         85             8.72/8.59            5.52/5.51           8.72/8.59
         90             9.23/9.18            5.53/5.53          10.63/10.53

--------------------------------------------------------------------------------
   Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)

--------------------------------------------------------------------------------
                       Option 2(b)          Option 2(b)
       Adjusted     10 Years Certain     20 Years Certain
         Age           Male/Female          Male/Female

         50             4.36/4.12            4.25/4.06
         55             4.72/4.43            4.53/4.33
         60             5.18/4.84            4.84/4.64
         65             5.79/5.37            5.16/4.99
         70             6.53/6.08            5.44/5.33
         75             7.38/6.96            5.62/5.58
         80             8.23/7.95            5.72/5.71
         85             8.96/8.83            5.76/5.76
         90             9.46/9.41            5.77/5.77

--------------------------------------------------------------------------------
    Rates for Variable Annuity Payments with a 5% Assumed Interest Rate (AIR)

--------------------------------------------------------------------------------
                       Option 2(b)          Option 2(b)
       Adjusted     10 Years Certain     20 Years Certain
         Age           Male/Female          Male/Female

         50             5.28/5.04            5.15/4.98
         55             5.62/5.33            5.41/5.22
         60             6.06/5.72            5.69/5.50
         65             6.65/6.23            5.98/5.82
         70             7.36/6.91            6.23/6.13
         75             8.17/7.77            6.40/6.36
         80             9.00/8.72            6.49/6.48
         85             9.69/9.56            6.53/6.53
         90            10.17/10.12           6.54/6.54

                                       3D2
GA-CA-1112

                                 IMPORTANT TERMS
--------------------------------------------------------------------------------

ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

ANNUITANT - The person designated by you to be the measuring life in determining
     Annuity Payments.

ANNUITY COMMENCEMENT DATE - The date on which Annuity Payments begin.

ANNUITY OPTIONS - Options you select that determine the form and amount of Annuity Payments.

ANNUITY PAYMENT - The periodic payment you receive.

ATTAINED AGE - Your age, or that of the Annuitant, on the Certificate Issue Date plus the number of full years elapsed since the Certificate Date.

BENEFICIARY - The person designated to receive benefits in the case of your death.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount you receive upon surrender of the Certificate.

CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

CERTIFICATE DATE - The date we received the initial premium and upon which we begin determining the Certificate values. It may not be the same as the Certificate Issue Date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer
     Service Center.

CERTIFICATE PROCESSING DATES - The days when we deduct certain charges from the Accumulation Value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

CERTIFICATE PROCESSING PERIOD - The period between successive Certificate
     Processing Dates unless it is the first Certificate Processing Period. In that case, it is the period from the Certificate Date to the first Certificate Processing Date.

CERTIFICATE YEAR - The period between Certificate Anniversaries.

CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated or elected by you.

CONTINGENT ANNUITANT - The person designated by you who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACTHOLDER - The entity to whom the group contract is issued.

CREDIT(S) - An amount added by us to the Accumulation Value. Credits, if any, are applied based on the terms and conditions of an optional premium credit rider which may be elected by you and attached to this Certificate.

                                       4
GA-CA-1112

--------------------------------------------------------------------------------

EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests as well as the charges assessed against the Division for a Valuation Period.

FIXED ACCOUNT - This is the Separate Account established to support Fixed
     Allocations.

FIXED ALLOCATION - An amount allocated to the Fixed Account that is credited with a specified interest rate for a specific Guarantee Period.

GENERAL ACCOUNT - An account which contains all of our assets other than those held in our separate accounts.

GUARANTEE PERIOD - The period of years a specified interest rate is guaranteed to be credited to a Fixed Allocation or allocations to available Guaranteed Interest Divisions of the General Account.

GUARANTEED INTEREST DIVISION - A Division of the General Account which we may, from time to time, make available for allocations of Premium Payments or Accumulation Value which we credit with fixed rates of interest for specific Guarantee Periods.

GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by us for allocations to a Guaranteed Interest Division. The Guaranteed Minimum Interest Rate is shown in the Schedule.

ISSUE AGE - Your age, or that of the Annuitant, on the last birthday on or before the Certificate Date.

MARKET VALUE ADJUSTMENT - A positive or negative adjustment to a Fixed
     Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Income Plan prior to the end of the Guarantee Period.

MATURITY DATE - The date on which a Guarantee Period matures. The Maturity Date of a Guarantee Period will be on the last day of the calendar month in which the Guarantee Period ends.

OWNER- The person who owns this Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the Death Benefit. "You" and "Your" refer to the Owner.

SCHEDULE DATE - The date on which the Benefit Option Package takes effect. On the Certificate Issue Date, the Schedule Date is the same as the Certificate Date. Thereafter, if you elect to replace the then current Benefit Option Package with another available Benefit Option Package, the Schedule Date will be the effective date of the change.

SPECIALLY DESIGNATED DIVISION - The Division shown in the Schedule to which distributions from an investment portfolio underlying a Separate Account Division in which reinvestment is not available will be allocated, unless you specify otherwise.

VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

VARIABLE SEPARATE ACCOUNT DIVISION - An investment option available in the
     Variable Separate Account.

                                       5
GA-CA-1112

                        INTRODUCTION TO THIS CERTIFICATE
--------------------------------------------------------------------------------

THE CERTIFICATE

     We provide benefits as stated in this Certificate. In return, you supply us with the Initial Premium Payment required to put this Certificate in effect. This Certificate, together with any attached Riders or Endorsements, constitutes the entire Certificate. Riders and Endorsements add provisions or change the terms of the basic Certificate. Riders and Endorsements added to comply with applicable tax law do not require your consent, but are subject to regulatory approval.

THE OWNER

     You are the Owner of this Certificate. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Certificate, including but not limited to the right to receive the Annuity Benefits on the Annuity Commencement Date.

     One or more people may own this Certificate. If there are multiple Owners named, the age of the oldest Owner will be used to determine the applicable Death Benefit. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit then due. If the sole Owner is not an individual, we will treat the Annuitant as Owner for the purpose of determining when the Owner dies under the Death Benefit provision (if there is no Contingent Annuitant), and the Annuitant's age will determine the applicable Death Benefit payable to the Beneficiary. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner dying prior to the Annuity Commencement Date, the surviving Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

     The Annuitant is the measuring life of the Annuity Benefits provided under this Certificate. The Annuitant must be a natural person. You may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant's lifetime.

     If the Annuitant dies prior to the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. If no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as the Annuitant. You will be the Contingent Annuitant unless you name someone else. If all Owners are not individuals and, through the operation of this provision, an Owner becomes the Annuitant, we will pay the death proceeds to the Beneficiary. If there are joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless you elect otherwise.

THE BENEFICIARY

     The Beneficiary is the person to whom we pay death proceeds if any Owner dies prior to the Annuity Commencement Date. See "Proceeds Payable to the Beneficiary" for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Owners in which case the Death Benefit proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death proceeds are paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Owner's estate.

     One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. You may specify other than equal shares.

                                       6
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                  INTRODUCTION TO THIS CERTIFICATE (continued)
--------------------------------------------------------------------------------

     You have the right to change Beneficiaries, unless you designate the primary Beneficiary irrevocable. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Certificate.

     When naming or changing the Beneficiary(ies), you may specify the form of payments of the Death Benefits. We will honor the specified form of payment to the extent permitted under Section 72(s) of the Internal Revenue Code. If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

CHANGE OF OWNER OR BENEFICIARY

     During your lifetime and while this Certificate is in effect you may transfer ownership of this Certificate or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. If there are joint Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A Change of Owner may affect the amount of Death Benefit payable under this Certificate. See "Proceeds Payable to Beneficiary" and "Benefit Option Packages" for more information.

                                       7
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

                     PREMIUM PAYMENTS AND ALLOCATION CHANGES
--------------------------------------------------------------------------------

INITIAL PREMIUM PAYMENT

     The Initial Premium Payment is required to put this Certificate in effect. The amount of the Initial Premium Payment is shown in the Schedule.

ADDITIONAL PREMIUM PAYMENTS

     You may make additional Premium Payments under this Certificate after the end of the Right to Examine period. Restrictions on additional Premium Payments, such as the Attained Age of the Annuitant or Owner, the period during which we will accept additional premium payments and the timing and amount of each payment, are shown in the Schedule. We reserve the right to accept additional premium payments beyond the period stated in the Schedule, or to defer acceptance of or to return any additional Premium Payments if they exceed the restrictions stated in the Schedule, if a Division or Fixed Allocation to which they are allocated is closed, or in order to comply with any law or regulation.

     As of the date we receive and accept your additional Premium Payment:
          (1)  The Accumulation Value will increase by the amount of the Premium
               Payment less any premium deductions shown in the Schedule.
          (2)  The increase in the accumulation value will be allocated among the Divisions and the Fixed Account in accordance with your instructions. If you do not provide such instructions, allocation will be among the Divisions in proportion to the amount of accumulation value in each Division as of the date we receive and accept the additional premium payment. Allocations to the Fixed Account will be made only upon specific written request.

     Where to Make Payments
     Remit the Premium Payments to our Customer Service Center at the address shown on the cover page. On request we will give you a receipt signed by our treasurer.

YOUR RIGHT TO CHANGE ALLOCATION OF ACCUMULATION VALUE

     You may change the allocation of the Accumulation Value among the available Divisions of the Variable Separate Account, the General Account, and the Fixed Account after the end of the Right to Examine period. Prior to the Annuity Commencement Date, allocation changes in excess of twelve in any Certificate Year are subject to the Excess Allocation Charge stated in the Schedule. After the Annuity Commencement Date, allocation changes in excess of four in any Certificate Year are subject to the Excess Allocation Charge stated in the Schedule. After Annuity Payments begin under this Certificate, allocation changes are not allowed between values providing Fixed Annuity Payments and Variable Annuity Payments. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. An allocation from the Fixed Account may be subject to a Market Value Adjustment.

     Limitation of Allocations
     We reserve the right to restrict allocations into and out of the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account.

                                       8
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               PREMIUM PAYMENTS AND ALLOCATION CHANGES (continued)
--------------------------------------------------------------------------------

WHAT HAPPENS IF A VARIABLE SEPARATE ACCOUNT DIVISION IS NOT AVAILABLE

     When a distribution is made from an investment portfolio supporting a unit investment trust Separate Account Division in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in the Schedule unless you specify otherwise. Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice to you thirty days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in the Schedule, you must provide satisfactory notice to us at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the Accumulation Value for purposes of the number of free allocations permitted.

RESTRICTED FUNDS

     Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Divisions. The designation of a Division as a Restricted Fund may be changed upon 30 days notice to the Owner with regard to future transfers and Premium Payments into such Division. When a new Division is made available it may be designated as a Restricted Fund. If so designated, the rules regarding its restrictions will be sent to you. The total Certificate limits which apply to Restricted Funds available under this Certificate, if any, are shown in the Schedule.

     Thresholds
     Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that Division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (Premium Payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by us for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice to you.

     Dollar Cap
     The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

     Premium Threshold
     The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that Division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that Division or for the Certificate, any excess over that amount shall be allocated prorata to any non-Restricted Fund(s) in which the Certificate is then invested. Should the Certificate not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

     Allocation Threshold
     Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that Division and does not cause the Certificate's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

     Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.

                                       9
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               PREMIUM PAYMENTS AND ALLOCATION CHANGES (continued)
--------------------------------------------------------------------------------

     Thresholds - Effect on Withdrawals
     If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Certificate, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Certificate threshold being exceeded, the excess portion of the withdrawal will be processed prorata from all Variable Divisions. Systematic withdrawals, while the Certificate has investments in Restricted Funds, if not withdrawn prorata from all Divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the Divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase

     Threshold Processing
     For the purpose of calculating any thresholds, the values for the Divisions will be determined using the prior day's closing Index of Investment Experience.

                                       10
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

               HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE
--------------------------------------------------------------------------------

THE GENERAL ACCOUNT

     The General Account contains all assets of the Company other than those in the Separate Account(s) we establish. We may, from time to time, make available for allocations of Premium Payments or Accumulation Value under this Certificate specific Divisions of the General Account (Guaranteed Interest Divisions ) which we credit with fixed rates of interest declared by us for the then available Guarantee Period(s). Any declaration will be by class and will be based solely on our expectations of future earnings, but will never be less than the Guaranteed Minimum Interest Rate shown in the Schedule. We may periodically guarantee higher rates for specific Guarantee Periods based on our sole discretion. Such rates will apply to periods following the date of declaration. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

     Guarantee Periods
     We may offer any number of Guarantee Periods and may, from time to time, change the Guarantee Periods available. Any change in the Guarantee Periods available under the Certificate will not affect existing Allocations in a Guarantee Period until the Guarantee Period Maturity Date. The Guaranteed Interest Rates for an Allocation to a Guaranteed Interest Division are effective for the entire period.

     Transfers from the General Account
     We currently require that amounts allocated to the General Account not be transferred until the Maturity Date of the applicable Guarantee Period. We reserve the right not to allow amounts previously transferred from the General Account to the Variable Separate Account or Fixed Account to be transferred back to the General Account for a period of at least six months from the date of transfer.

THE VARIABLE SEPARATE ACCOUNT

     The variable Annuity Benefits under this Certificate are provided through investments which may be made in our Separate Account (the "Account"), a unit investment trust Separate Account, organized in and governed by the laws of the State of Delaware, our state of Domicile. The Account is divided into Divisions, each of which is available for investment under this Certificate.

     The Account is kept separate from our General Account and any other Separate Accounts we may have. It is used to support Variable Annuity Certificates and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the account will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Account. Income and realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the Account without regard to other income, gains or losses in our other investment accounts.

     The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Certificate's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as described above.

     Variable Separate Account Divisions
     A unit investment trust Separate Account is divided into Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

                                       11
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         HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE (continued)
--------------------------------------------------------------------------------

     Changes within the Variable Separate Account
     We may, from time to time, make additional Variable Separate Account Divisions available to you. These Divisions will invest in investment portfolios we find suitable for the group contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of the group contract. This may happen due to a change in laws or regulations, a change in a portfolio's investment objectives or restrictions, because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution

     Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which the group contract belongs, to another Variable Separate Account or Division.

     When permitted by law, we reserve the right to:
          (1) deregister a Variable Separate Account under the Investment Company Act of 1940;
          (2) operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
          (3) operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;
          (4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights to a Variable Separate Account; and
          (5) combine a Variable Separate Account with other Variable Separate Accounts.

MEASUREMENT OF INVESTMENT EXPERIENCE

     Index of Investment Experience
     The Index of Investment Experience is the index that measures the performance of a Variable Separate Account Division. The investment experience of a Variable Separate Account Division is determined on each Valuation Date. We use an Index to measure changes in each Division's experience during a Valuation Period. We set the Index at $10 when the first investments in a Division are made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.

     How We Determine the Experience Factor (Net Return Factor)
     For Divisions of a unit investment trust Separate Account, the Experience Factor reflects the Investment Experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:
          (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.
          (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.
          (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
          (4) We subtract the daily Mortality and Expense Risk Charge for each Division described in the Schedule for each day in the Valuation Period.
          (5) We subtract the daily Asset Based Administrative Charge described in the Schedule for each day in the Valuation Period.

     Calculations for Divisions investing in unit investment trusts are on a per unit basis.

     Net Rate of Return for a Variable Separate Account Division (Net Return
     Rate) The Net Rate of Return for a Variable Separate Account Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

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         HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE (continued)
--------------------------------------------------------------------------------

FIXED ACCOUNT

     The Fixed Account is a Separate Account under state insurance law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. Interests in the Fixed Account are registered under the Securities Act of 1933. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest declared by us for the then available Guarantee Period(s) you select. Any declaration will by class and will be based solely on our expectations of future earnings. We reset the interest rates for new Fixed Allocations periodically based on our sole discretion. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate

     Minimum Fixed Allocation
     The minimum allocation to the Fixed Account in any one Fixed Allocation is $250.00.

     Guarantee Periods
     We may offer any number of Guarantee Periods and may, from time to time, change the Guarantee Periods available. Any change in the Guarantee Periods available under the Certificate will not affect existing Fixed Allocations in a Guarantee Period until the Guarantee Period Maturity Date.

     The Guaranteed Interest Rates for a Fixed Allocation are effective for the entire period. The Maturity Date of a Guarantee Period will be on the last day of the calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made within thirty days prior to the Maturity Date.

     Upon the Maturity Date of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless you select another period prior to its Maturity Date. We will notify you at least thirty days prior to a Maturity Date of your options for renewal. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period you have elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered to you. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.

     Market Value Adjustments
     A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals AS DESCRIBED IN "YOUR CERTIFICATE BENEFITS". The Market Value Adjustment is applied to each Fixed Allocation separately and may be positive, negative or result in no change.

     Market Value Adjustment During The Right to Examine Period The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn by the following factor:

                            (((1+I)/(1+J))^(N/365))-1

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         HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE (continued)
--------------------------------------------------------------------------------

     MARKET VALUE ADJUSTMENT FOLLOWING THE RIGHT TO EXAMINE PERIOD
     The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

                        (((1+I)/(1+J+.0050))^(N/365))-1

     where: I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period; J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation.

     Index Rate
     The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method subject to any required regulatory approval. We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

     Market Value Adjustments will be applied as follows:
          (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
          (2) For a Partial Withdrawal, partial transfer or in the case where a portion of an allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested
          (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in the particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan.
          (4) If the Market Value Adjustment is positive, it will be credited to any remaining Accumulation Value in the particular Fixed Allocation. If a cash surrender, full transfer or full application to an Income Plan has been requested, the Market Value Adjustment is added to the amount withdrawn, transferred or applied to an Income Plan.

VALUATION PERIOD

     Each Division and Fixed Allocation will be valued at the end of each Valuation Period on a Valuation Date.

ACCUMULATION VALUE

     The Accumulation Value of this Certificate is the sum of the amounts in each of the Divisions of the Variable Separate Account, the General Account, and the Fixed Account. You select how to allocate the Accumulation Value among the available Divisions and the Fixed Account.

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         HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE (continued)
--------------------------------------------------------------------------------

ACCUMULATION VALUE IN EACH DIVISION AND FIXED ALLOCATION

     On the Certificate Date
     On the Certificate Date, the Accumulation Value is allocated to each Division and Fixed Allocation as elected by you, subject to certain terms and conditions imposed by us. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by you.

     On each Valuation Date
     At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division and Fixed Allocation will be calculated as follows:
          (1) We take the Accumulation Value in the Division or Fixed Allocation at the end of the preceding Valuation Period.
          (2) We multiply (1) by the Variable Separate Account Division's Net Rate of Return for the current Valuation Period or we calculate the interest to be credited to a Fixed Allocation or to a Guaranteed Interest Division for the current Valuation Period.
          (3)  We add (1) and (2).
          (4) We add to (3) any additional Premium Payments (less any premium deductions shown in the Schedule) allocated to the Division or Fixed Allocation during the current Valuation Period.
          (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current Valuation Period.
          (6) We subtract from (5) any Partial Withdrawals from the Division or Fixed Allocation during the current Valuation Period.
          (7) We subtract from (6) the amounts deducted from that Division or Fixed Allocation for:
               (a) any charges due for the Optional Benefit Riders shown in the Schedule;
               (b) any deductions from Accumulation Value as shown in the Schedule.

     However, if elected, amounts deducted will be taken from the Charge Deduction Division.

CHARGES DEDUCTED FROM ACCUMULATION VALUE ON EACH CERTIFICATE PROCESSING DATE

     Expense charges and fees are shown in the Schedule.

     Charge Deduction Division Option
     We will deduct all charges against the Accumulation Value of this Certificate from the Charge Deduction Division if you elected this option (see the Schedule). If you did not elect this Option or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:
          (1) If these charges are less than the Accumulation Value in the Variable Separate Account Divisions, they will be deducted proportionately from all Divisions.
          (2) If these charges exceed the Accumulation Value in the Variable Separate Account Divisions, any excess over such value will be deducted proportionately from any Fixed Allocations and Guaranteed Interest Divisions.

     Any charges taken from the Fixed Account or the General Account will be taken from Allocations starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

     At any time while this Certificate is in effect, you may change your election of this Option. To do this you must send us a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive your request.

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

                            YOUR CERTIFICATE BENEFITS
--------------------------------------------------------------------------------

     While this Certificate is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

PARTIAL WITHDRAWAL OPTION

     To take a Partial Withdrawal, you must provide us satisfactory written notice at our Customer Service Center. The maximum amount that can be withdrawn each Certificate Year without being considered an Excess Partial Withdrawal is described below. We will collect a Surrender Charge for Excess Partial Withdrawals and any unrecovered Premium Taxes.

     We will treat as a request to surrender the Certificate any request for a Partial Withdrawal which (a) exceeds 90% of the Cash Surrender Value; and
     (b) reduces the Cash Surrender Value after such withdrawal to less than $2,500.

     Minimum Withdrawal Amount
     The Minimum Withdrawal Amount that can be taken is $100.

     Conventional Partial Withdrawals
     The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is the Free Amount, equal to 10% of the Certificate's Accumulation Value, determined as of the date of withdrawal. If Benefit Option Package III is elected, any percentage of the Free Amount not taken in any Certificate Year, calculated as of the last withdrawal in that year, will accumulate to a maximum of 30%. If Option III is elected after the Certificate Date, this right of accumulation will begin on the date Option III is elected.

     Any Conventional Partial Withdrawal from Fixed Allocations is subject to a Market Value Adjustment unless withdrawn within 30 days prior to the Maturity Date.

     Systematic Partial Withdrawals
     Systematic Partial Withdrawals may be elected to commence after 28 days from the Certificate Issue Date and may be taken on a monthly, quarterly or annual basis. You select the day withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the same day of the month as the Certificate Date will be used.

     Maximum Systematic Partial Withdrawal Amounts:

          Variable Separate             .833% of Accumulation Value monthly,
          Account Divisions:            2.5% of Accumulation Value quarterly or
                                        10% of Accumulation Value annually, not
                                        previously withdrawn.

          Fixed Allocations and         Interest earned on a Fixed Allocation or
          Guaranteed Interest           Guaranteed Interest Division for the
          Divisions                     prior month, quarter or year (depending
                                        on the frequency selected).

     Systematic Partial Withdrawals which do not exceed the Maximum Systematic Partial Withdrawal Amounts are not subject to Surrender Charges. Systematic Partial Withdrawals of interest from Fixed Allocations are not subject to a Market Value Adjustment.

     Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Certificate Year.

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

                            YOUR CERTIFICATE BENEFITS
--------------------------------------------------------------------------------

     IRA Partial Withdrawals for Qualified Plans Only
     Partial Withdrawals may be taken from a Certificate issued as an IRA on a monthly, quarterly or annual basis. Such IRA Partial Withdrawals will not be subject to Surrender Charges to the extent that they do not exceed the Minimum Required Distribution based on the Accumulation Value of this Certificate, as set forth in the Internal Revenue Code. A minimum withdrawal of $100.00 is required. You select the day the withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the same day of the month as the Certificate Date will be used. An IRA Partial Withdrawal in excess of the Systematic Partial Withdrawal Amounts described above may be subject to a Market Value Adjustment.

     Systematic Partial Withdrawals and Conventional Partial Withdrawals are not allowed when IRA Partial Withdrawals are being taken.

SURRENDER CHARGE

     A Surrender Charge may be imposed as a percentage of premium not previously withdrawn if the Certificate is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender Charge expressed as a percentage of each Premium Payment not previously withdrawn is as follows:

     Complete Years Elapsed
     Since Premium Payment          0     1     2     3     4     5     6     7+
     ---------------------------------------------------------------------------
     Surrender Charges              7%    7%    6%    6%    5%    4%    3%    0%

     To determine the Surrender Charge on Excess Partial Withdrawals, the withdrawals will occur in the following order:
          (1)  The Free Amount;
          (2) Premium Payments made seven or more years prior to the withdrawal;
          (3)  Premium Payments made less than seven years prior to withdrawal;
               and
          (4)  Any Remaining Accumulation Value.

     Free Amounts are not treated as withdrawals of Premium Payments for purposes of calculating any Surrender Charge.

     Waiver of Surrender Charge
     No Surrender Charges will be assessed for an Excess Partial Withdrawal or surrender if:
          (1) More than one Certificate Year has elapsed since the Certificate Date; and
          (2) The withdrawal or surrender is requested within three years after your admission to and confinement in a licensed Nursing Care Facility for 45 consecutive days.

     This waiver does not apply if you spent at least one day in a licensed Nursing Care Facility during the two week period immediately preceding or immediately following the Certificate Date.

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

                      YOUR CERTIFICATE BENEFITS (continued)
--------------------------------------------------------------------------------

CASH VALUE BENEFIT

     Cash Surrender Value
     The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:
          (1)  We take the Certificate's Accumulation Value;
          (2)  We adjust for any applicable Market Value Adjustment;
          (3)  We deduct any Surrender Charges;
          (4) We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including:
               (a)  any administrative charge that has not yet been deducted;
               (b) the pro rata part of any charges for Optional Benefit Riders; and
               (a)  any applicable premium or other tax.

     Cancelling to Receive the Cash Surrender Value
     On or before the Annuity Commencement Date if the Annuitant is living, you may surrender this Certificate to us. To do this, you must return this Certificate with a signed request for cancellation to our Customer Service Center. The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Certificate and your signed request in our Customer Service Center. All benefits under this Certificate will then end. We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PROCEEDS PAYABLE TO THE BENEFICIARY

     Prior to the Annuity Commencement Date
     If you die prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit based on the Benefit Option Package elected and in effect on the date of death. If there are joint Owners and any Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under this Certificate. In all events, distributions under the Certificate must be made as required by applicable law.

     How to Claim Payments to Beneficiary
     We must receive proof of the Owner's (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

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

                             BENEFIT OPTION PACKAGES
--------------------------------------------------------------------------------

     This Certificate offers three Benefit Option Packages. The Option Package you elect is shown in the Schedule.

ELECTION OF BENEFIT OPTION PACKAGES

     On any Certificate Anniversary prior to and including the date you reach Attained Age 80, you may elect to replace the Benefit Option Package in effect with another Benefit Option Package provided you are the sole Owner and you and the Annuitant meet the eligibility criteria stated below. Such election must be received by us in writing at our Customer Service Center on or during the sixty day period immediately preceding the Certificate Anniversary.

     The effective date of the newly elected Benefit Option Package will be the Certificate Anniversary at the end of the sixty day election period. We will issue another Schedule reflecting the new Benefit Option Package Chosen. This new Schedule will reflect the new Schedule Date and the revised Charges, if any, for the Benefit Option Package elected.

SPECIAL FUNDS AND EXCLUDED FUNDS

     The allocation of Accumulation Value to the Variable Separate Account Divisions, the General Account, and the Fixed Account may be subject to specific limitations or rules when calculating the Death Benefits provided in each of the Benefit Option Packages described below. Such allocations are called Special Funds and Excluded Funds. Special Funds and Excluded Funds, if any, are shown in the Schedule.

     We may add newly available Divisions as Special Funds or Excluded Funds. We may also reclassify an existing Division as a Special Fund or Excluded Fund or remove such designation(s) upon 30 days notice to you. Such reclassifications will apply to amounts transferred or otherwise allocated to such Division after the date of the change. We may reduce any applicable Mortality and Expense Risk Charge for that portion of the Certificate allocated to a Special Fund or Excluded Fund.

COVERED FUNDS

     Any divisions not designated as Special or Excluded shall be Covered.

DESCRIPTION OF BENEFIT OPTION PACKAGE I

     Benefit Option Package I is not available if, at the time of election, the Certificate's Accumulation Value is less than $15,000 ($1,500 for Qualified Plans).

     The Death Benefit is the greatest of (i), (ii) and (iii) below, where:
          (i) is the Accumulation Value less any Credits applied after or within 12 months of the date of death;
          (ii) is the Guaranteed Death Benefit less any Credits applied after or within 12 months of the date of death;
          (iii) is the Cash Surrender Value.

     Guaranteed Death Benefit
     The Guaranteed Death Benefit is equal to the sum of I and II below.
          I.   The Guaranteed Death Benefit Base for Covered Funds
          II.  The Accumulation Value allocated to Excluded Funds

     On the Certificate Date, the Guaranteed Death Benefit Base for Covered Funds is the initial premium plus any Credits, if applicable, allocated to Covered Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:

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

                       BENEFIT OPTION PACKAGES (continued)
--------------------------------------------------------------------------------

          (1) Start with the Guaranteed Death Benefit Base for Covered Funds from the prior Valuation Date.
          (2) Add any additional premiums paid and any Credits allocated to Covered Funds during the current Valuation Period to (1).
          (3) Adjust (2) for any transfers to or from Excluded Funds during the current Valuation Period.
          (4) Subtract from (3) any Partial Withdrawal Adjustments for any Partial Withdrawal made from Covered Funds during the current Valuation Period.

     The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

     Transfers from Excluded Funds to Covered Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

     Transfers from Covered Funds to Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

     Partial Withdrawal Adjustments
     For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Covered and Excluded Funds.

     Change of Owner
     A change of Owner will result in recalculation of the Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 86, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 86 or greater at the time of the change, or if the new owner is not an individual (other than a trust created for the benefit of the owner or annuitant), the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

     Spousal Continuation upon Death of Owner
     If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
          (1) If the Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, before deducting any Credits, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
          (2) The Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.
          (3) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

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

                       BENEFIT OPTION PACKAGES (continued)
--------------------------------------------------------------------------------

     Non Spousal Continuation upon Death of Owner
     If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
          (1) If the Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
          (2) Thereafter, the Guaranteed Death Benefit will no longer be available under this Certificate, and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under this Certificate, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.
          (3)  No additional premium payments may be made under this Certificate following the date we receive due proof of death of the Owner.
          (4)  At subsequent surrender, any applicable Surrender Charges will be waived.

DESCRIPTION OF BENEFIT OPTION PACKAGE II

     Benefit Option Package II is not available if there are Joint Certificate Owners or if, at the time of election, the Certificate's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

     Death Benefit
     The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:
          (i) is the Accumulation Value less any Credits applied after or within 12 months of the date of death;
          (ii) is the Guaranteed Death Benefit less any Credits applied after or within 12 months of the date of death;
          (iii) is the Cash Surrender Value; and
          (iv) is the Minimum Death Benefit, less any Credits applied after or within 12 months of the date of death.

     Minimum Death Benefit
     The Minimum Death Benefit is equal to the sum of I and II below:
          I.   The Accumulation Value allocated to Excluded Funds; and
          II.  Adjusted Premium for Covered Funds.

     Adjusted Premium for Covered Funds shall mean all premium and any credits allocated to Covered Funds, plus an adjustment for any amounts transferred to Covered Funds, less a pro-rata adjustment for any amounts transferred or withdrawn from Covered Funds. The amount of the pro-rata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for Covered Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to Covered Funds before the transfer or withdrawal.

     Adjusted Premium for Excluded Funds has the same definition, but with respect to amounts allocated to Excluded Funds.

     Transfers from Excluded Funds to Covered Funds increase the Adjusted Premium for Covered Funds by the lesser of the reduction of the Adjusted Premium for Excluded Funds and net Accumulation Value transferred. Transfers from Covered Funds to Excluded Funds increase the Adjusted Premium for Excluded Funds by the reduction in the Adjusted Premium for Covered Funds.

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                       BENEFIT OPTION PACKAGES (continued)
--------------------------------------------------------------------------------

     Guaranteed Death Benefit
     The Guaranteed Death Benefit is equal to the sum of I and II below.
          I.   The Guaranteed Death Benefit Base for Covered Funds
          II.  The Accumulation Value allocated to Excluded Funds

     If the Schedule Date is the Certificate Date, the Guaranteed Death Benefit Base for Covered Funds as of such date is the initial premium plus any Credits, if applicable, allocated to Covered Funds. If the Schedule Date is other than the Certificate Date:
          (1) If a transfer from Benefit Option Package I has occurred, the Guaranteed Death Benefit Base for Covered Funds as of the new Schedule Date is set to equal the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date; and
          (2) If a transfer from Benefit Option Package III has occurred, the Guaranteed Death Benefit Base for Covered Funds as of the new Schedule Date is set to equal the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as defined under Benefit Option Package III as of such date.

     On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
          (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
          (2) Add to (1) any additional premium and any Credits allocated to the Covered Funds during the current Valuation Period and adjustments for transfers to Covered Funds during the current Valuation Period and subtract from (1) any adjustment for transfers from Covered Funds during the current Valuation Period and any Partial Withdrawal Adjustments for any Partial Withdrawals taken from Covered Funds during the current Valuation Period.
          (3) On a Valuation Date that occurs on or prior to the Owner's attained age 90, which is also a Certificate Anniversary, we set the Guaranteed Death Benefit Base for Covered Funds equal to the greater of (2) or the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date. On all other Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is equal to (2).

     The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

     Transfers from Excluded Funds to Covered Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

     Transfers from Covered Funds to Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

     Partial Withdrawal Adjustments
     For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Covered and Excluded Funds.

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

                       BENEFIT OPTION PACKAGES (continued)
--------------------------------------------------------------------------------

     Change of Owner
     If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package II will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, if Joint Owners are named, or if the new Owner is not an individual (except in the case of a trust issued for the benefit of the owner or annuitant), the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

     Spousal Continuation upon Death of Owner
     If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
          (1) If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, before deducting any Credits, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
          (2) The Guaranteed Death Benefit and the Minimum Death Benefit will continue to apply, using the surviving spouse's age as the determining age.
          (3) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

     Non Spousal Continuation upon Death of Owner
     If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
          (1) If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
          (2) Thereafter, the Guaranteed Death Benefit and Minimum Death Benefit will no longer be available under this Certificate, and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under this Certificate, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.
          (3)  No additional premium payments may be made under this Certificate following the date we receive due proof of death of the Owner.
          (4)  At subsequent surrender, any applicable Surrender Charges will be waived.

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

                       BENEFIT OPTION PACKAGES (continued)
--------------------------------------------------------------------------------

DESCRIPTION OF BENEFIT OPTION PACKAGE III

     Benefit Option Package III is not available if there are Joint Certificate Owners or if, at the time of election, the Certificate's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

     The Death Benefit is the greatest of (i), (ii), (iii), (iv) and (v) below, where:
          (i) is the Accumulation Value less any Credits applied after or within 12 months of the date of death;
          (ii) is the lesser of (a) and (b), less any Credits applied after or within 12 months of the date of death where (a) is the Guaranteed Death Benefit, and (b) is the Maximum Guaranteed Death Benefit;
          (iii) the Cash Surrender Value;
          (iv) is the Minimum Death Benefit, less any Credits applied after or within 12 months of the date of death; and
          (v) the Alternate Guaranteed Death Benefit less any Credits applied after or within 12 months of the date of death.

     Minimum Death Benefit
     The Minimum Death Benefit is equal to the sum of I and II below:
          I.   The Accumulation Value allocated to Excluded Funds; and
          II.  Adjusted Premium for Covered and Special Funds.

     Adjusted Premium for Covered and Special Funds shall mean all premium and any Credits allocated to Covered or Special Funds, plus an adjustment for any amounts transferred to Covered or Special Funds, less a pro-rata adjustment for any amounts transferred or withdrawn from Covered or Special Funds. The amount of the pro-rata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for Covered and Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to Covered and Special Funds before the transfer or withdrawal. Adjusted Premium for Excluded Funds has the same definition, but with respect to amounts allocated to Excluded Funds.

     Transfers from Excluded Funds to Covered or Special Funds increase the Adjusted Premium for Covered and Special Funds by the lesser of the reduction of the Adjusted Premium for Excluded Funds and net Accumulation Value transferred. Transfers from Covered or Special Funds to Excluded Funds increase the Adjusted Premium for Excluded Funds by the reduction in the Adjusted Premium for Covered and Special Funds.

     Guaranteed Death Benefit
     The Guaranteed Death Benefit is equal to the sum of I, II and III below.
          I.   The Guaranteed Death Benefit Base for Covered Funds
          II.  The Guaranteed Death Benefit Base for Special Funds
          III. The Accumulation Value allocated to Excluded Funds

     On the Schedule Date, the Guaranteed Death Benefit Base for Covered Funds is set to equal the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
          (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
          (2) Calculate Interest on (1) for the current Valuation Period at the Guaranteed Death Benefit Interest Rate shown below.
          (3)  Add (1) and (2).
          (4) Add to (3) any additional premiums and any Credits allocated to Covered Funds during the current Valuation Period.

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                       BENEFIT OPTION PACKAGES (continued)
--------------------------------------------------------------------------------

          (5) Add to or subtract from (4) adjustments for transfers made during the current Valuation Period.
          (6) Subtract from (5) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Covered Funds during the current Valuation Period.

     The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

     On the Schedule Date, the Guaranteed Death Benefit Base for Special Funds as of such date is set to equal the Accumulation Value allocated to Special Funds minus any fees or charges deducted as of such date. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Special Funds is calculated as follows:
          (1) Start with the Guaranteed Death Benefit Base for Special Funds on the prior Valuation Date.
          (2) Add to (1) any additional premiums and any Credits allocated to Special Funds during the current Valuation Period.
          (3) Add to or subtract from (3) adjustments for transfers made during the Valuation Period.
          (4) Subtract from (3) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Special Funds during the current Valuation Period.

     Transfers
     Transfers from Special Funds to Covered or Excluded Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Excluded Funds will equal the reduction in the Guaranteed Death Benefit Base for Special Funds.

     Transfers from Covered Funds to Special or Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Special or Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

     Transfers from Excluded Funds to Covered or Special Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

     Guaranteed Death Benefit Interest Rate
     The Guaranteed Death Benefit Interest Rate is 5%, except that for any Valuation Period ending after the Certificate Anniversary on which the Owner attains age 90, or after the Maximum Guaranteed Death Benefit has been reached, the Guaranteed Death Benefit Interest Rate will be 0%.

     Maximum Guaranteed Death Benefit
     The Maximum Guaranteed Death Benefit is equal to three times premium paid, plus three times any Credits, reduced by the amount of any Partial Withdrawal Adjustments. Any addition due to spousal continuation will not affect the Maximum Guaranteed Death Benefit or the Guaranteed Death Benefit Base.

     Partial Withdrawal Adjustments
     For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Covered, Excluded and Special Funds as well as the Maximum Guaranteed Death Benefit

                                       25
GA-CA-1112

--------------------------------------------------------------------------------

     Alternate Guaranteed Death Benefit
     The Alternate Guaranteed Death Benefit is equal to the sum of I and II below.
          I.   The Alternate Guaranteed Death Benefit Base for Covered and
               Special Funds
          II   The Accumulation Value allocated to Excluded Funds

     If the Schedule Date is the Certificate Date, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of such date is the initial premium plus any Credits, if applicable, allocated to Covered and Special Funds. If the Schedule Date is other than the Certificate Date:
          (1) If a transfer from Benefit Option Package I has occurred, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of the new Schedule Date is set to equal the Accumulation Value allocated to Covered and Special Funds minus any fees or charges deducted as of such date; and
          (2) If a transfer from Benefit Option Package II has occurred, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of the new Schedule Date is set to equal the Guaranteed Death Benefit Base for Covered Funds as defined under Benefit Option Package II as of such date.

     On subsequent Valuation Dates, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is calculated as follows:
          (1) Start with the Alternate Guaranteed Death Benefit Base for Covered and Special Funds from the prior Valuation Date.
          (2) Add to (1) any additional premium and any Credits allocated to Covered and Special Funds during the current Valuation Period
          (3) Add to (or subtract from) (2) adjustments for transfers made during the current Valuation Period.
          (4) Subtract from (3) any Partial Withdrawal Adjustments for any partial withdrawals taken from Covered and Special Funds during the current Valuation Period.
          (5) On a Valuation Date that occurs on or prior to the Owner's attained age 90, which is also a Certificate Anniversary, we set the Alternate Guaranteed Death Benefit Base for Covered and Special Funds equal to the greater of (4) or the Accumulation Value in Covered and Special Funds minus any fees and charges deducted as of such date. On all other Valuation Dates, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is equal to (4).

     The Alternate Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

     Transfers
     Transfers from Special or Covered Funds to Excluded Funds will reduce the Alternate Guaranteed Death Benefit Base for Covered and Special Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds.

     Transfers from Excluded Funds to Covered or Special Funds will reduce the Alternate Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds will equal the lesser of the reduction in the Alternate Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

     Change of Owner
     If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package III will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, if Joint Owners are named, or if the new Owner is not an individual (except in the case of a trust issued for the benefit of the owner or annuitant), the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

                                       26
GA-CA-1112

--------------------------------------------------------------------------------

     Spousal Continuation upon Death of Owner
     If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
          (1) If the greatest of (ii), (iv) and (v) in the Death Benefit provision as of the date we receive due proof of death of the Owner, before deducting any Credits, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
          (2) The Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit, the Minimum Death Benefit, and the Maximum Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.
          (3) At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable surrender charge.

     Non Spousal Continuation upon Death of Owner
     If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
          (1) If the greatest of (ii), (iv) and (v) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
          (2) Thereafter, the Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit, the Minimum Death Benefit, and the Maximum Guaranteed Death Benefit will no longer be available under this Certificate, and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under this Certificate, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.
          (3)  No additional premium payments may be made under this Certificate following the date we receive due proof of death of the Owner.
          (4)  At subsequent surrender, any applicable Surrender Charges will be waived

                                       27
GA-CA-1112

                             CHOOSING AN INCOME PLAN
--------------------------------------------------------------------------------

ANNUITY BENEFITS

     If you and the Annuitant are living on the Annuity Commencement Date, we will begin making payments to you. We will make these payments under the Annuity Option (or Options) elected by you. You may elect to apply any portion of the Accumulation Value (minus any applicable premium tax) to any Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. When the Annuity Option is elected, you must also tell us if payments are to be made as a Fixed Annuity, a Variable Annuity or some combination of Fixed and Variable Annuity. If Variable Annuity payments are elected, you must also select the Assumed Interest Rate (AIR) and specify the portion of the Accumulation Value (less any applicable premium tax) to be allocated to the available Divisions. If no Annuity Option has been elected by the Required Annuity Commencement Date, payments will be made as a Fixed Annuity under Option 2 on a 10-year period certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We May Defer). After payments begin, only those payable as Variable Annuity Payments under Option 1 may be commuted to a lump sum and Surrender Charges may apply.

     Before we pay any Annuity Benefits, we require the return of this Certificate. If this Certificate has been lost, we require the applicable lost Certificate form.

     Fixed Annuity Payments
     If Fixed Annuity payments are chosen, the payment rate for the option chosen, shown in the tables in the Schedule, reflects the minimum guaranteed interest rate. Interest rates actually paid may be higher.

     Variable Annuity Payments
     If Variable Annuity payments are chosen, the initial payment for the option chosen, shown in the Schedule, reflects the Assumed Interest Rate selected by you. Thereafter, the Divisions must earn this rate plus enough to cover any deductions stated in the Schedule if future Annuity Payments are to remain level. If earnings exceed this amount, Annuity Payments will increase; if earnings are less, Annuity Payments will decrease.

     Annuity Units
     The Number of Annuity Units is based on the amount of the first Variable Annuity Payment which is equal to:
          (1) The portion of the Accumulation Value applied to pay a Variable Annuity Payment (minus any applicable premium tax); divided by
          (2)  1,000; multiplied by
          (3) The payment rate in the tables shown in the Schedule for the option chosen.

     Such amount, or portion, of the Variable Annuity Payment will be divided by the appropriate Annuity Unit Value on the tenth Valuation Date before the due date of the first payment to determine the number of Annuity Units. Thereafter, the number of Annuity Units remains unchanged. Each future payment is equal to the sum of the products of each Annuity Unit Value multiplied by the appropriate number of Annuity Units. The Annuity Unit Value on the tenth Valuation Date prior to the due date of the payment is used.

     Annuity Unit Value
     On any Valuation Date, an Annuity Unit Value is equal to: (1) The Annuity Unit Value on the previous Valuation Day; multiplied by (2) The Annuity Net Return Factor(s) for the Valuation Date; multiplied by (3) A Factor to reflect the AIR.

     The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

                                       28
GA-CA-1112

--------------------------------------------------------------------------------

     Net Return Factor
     The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

     The Net Rate of Return is equal to:
          (1) The value of the shares of the Division at the end of a Valuation Date; minus
          (2) The value of shares of the Division at the start of the Valuation Date; plus or minus
          (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by
          (4) The value of shares of the Division at the start of the Valuation Date; minus
          (5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Schedule for each day in the Valuation Period.

     A Net Return Rate may be more or less than 0%.

     The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

     Annuity Payments shall not be changed due to mortality or expense results.

ANNUITY COMMENCEMENT DATE SELECTION

     You select the Annuity Commencement Date. You may select any date following the first Certificate Anniversary but before the Required Date of Annuity Commencement stated below. On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed
     100. If you do not select a date, the Annuity Commencement Date will be in the month following the required date of Annuity Commencement. In applying the Accumulation Value, we may first collect any Premium Taxes due us. If, on the Annuity Commencement Date, a Surrender Charge remains and you select Annuity Option 1, your Annuity Option must include a period certain of at least 10 years duration.

     Required Date of Annuity Commencement
     Distributions from a Certificate funding a Qualified Plan must commence no later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Otherwise, the Annuity Commencement Date may be no later than the same date as the Certificate Processing Date in the month following the later of the Annuitant's 90th birthday or 10 years after the last Premium Payment.

FREQUENCY SELECTION

     You may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly.

THE INCOME PLAN

     While this Certificate is in effect and before the Annuity Commencement Date, you may choose one or more Annuity Options for the payment of Death Benefit proceeds. If, at the time of your death, no Option has been chosen for paying the Death Benefit proceeds, the Beneficiary may choose an Option within one year. You may also elect an Annuity Option on surrender of the Certificate for its Cash Surrender Value. For each Option we will issue a separate written agreement putting the Option into effect.

     Our Approval is needed for any Option where:
          (1) the person named to receive payment is other than you or the Beneficiary; or
          (2)  the person named is not a natural person, such as a corporation;
               or
          (3) any income payment would be less than the Minimum Annuity Income Payment stated below.

                                       29
GA-CA-1112

--------------------------------------------------------------------------------

THE ANNUITY OPTIONS

     Option 1. Income for a Fixed Period
     Payment is made in equal installments for a fixed number of years. The number of years must be at least 5 and not more than 30.

     Option 2. Single Life Income
     Payment is made to the person named in equal monthly installments based on one of the following, as elected by you:
          (a) Payments continue as long as the Annuitant is living and cease at the Annuitant's death.
          (b) Payments continue for a period certain and continue thereafter as long as the Annuitant is living. The period certain may be between 5 and 30 years as specified by you.
          (c) Payments continue as long as the Annuitant is living. At the Annuitant's death, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

     Option 3. Joint Life Income
     This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the Annuitants is living based on one of the following, as elected by you:
          (a)  Payments continue as long as either Annuitant is living;
          (b) Payments continue for a period certain and continue thereafter as long as either Annuitant is living. The period certain may be between 5 and 30 years as specified by you;
          (c) Payments continue as long as either Annuitant is living. At the death of both Annuitants, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

     If Fixed Annuity Payments are chosen under Options 1, 2(a), 2(b), 3(a) or 3(b), you may also elect to have payments increase annually at 1%, 2% or 3% compounded annually.

     Payment may be made under any other method mutually agreed upon by you and us.

     Minimum Annuity Income Payment
     The minimum initial monthly annuity income payment that we will make is $50. The minimum total income payments in any one year is $250. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index - Urban (CPI-U) since July 1, 1993.

PAYMENT WHEN NAMED PERSON DIES

     When the person named to receive payment dies, we will pay any amounts still due as provided by the Annuity Option elected. The amounts still due are determined as follows:
          (1) For Option 1, or for any remaining guaranteed payments in Option 2 or Option 3, payments will be continued.
          (2) For Option 2a, no amounts are payable after the Annuitant's death.
          (3) For Option 3a, no amounts are payable after the death of both Annuitants.

                                       30
GA-CA-1112

                           OTHER IMPORTANT INFORMATION
--------------------------------------------------------------------------------

ENTIRE CONTRACT

     The group contract, including any attached Riders, endorsements, amendments and the application of the Contractholder, constitute the entire contract between the Contractholder and us. All statements made by the Contractholder, any Owner or any Annuitant will be deemed representations and not warranties.

SENDING NOTICE TO US

     Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your Certificate number in all correspondence.

REPORTS TO OWNER

     We will send you a report at least once during each Certificate Year. The report will show the Accumulation Value and the Cash Surrender Value as of the end of the Certificate Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.

     We will also send you copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

ASSIGNMENT - USING THIS CERTIFICATE AS COLLATERAL SECURITY

     You may assign this Certificate as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary's right are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CERTIFICATE CHANGES - APPLICABLE TAX LAW

     We reserve the right to make changes in this Certificate or its Riders to the extent necessary to continue to qualify this Certificate as an annuity. Any such changes will apply uniformly to all Certificates that are affected. You will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

     If an age or sex has been misstated, the amounts payable or benefits provided by this Certificate will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

     This Certificate does not participate in our divisible surplus.

CONTESTABILITY

     This Certificate is incontestable from its date of issue.

                                       31
GA-CA-1112

--------------------------------------------------------------------------------

PAYMENTS WE MAY DEFER

     We may not be able to determine the value of the assets in the Variable Separate Account because:
          (1)  The NYSE is closed for trading;
          (2)  the SEC determines that a state of emergency exists;
          (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or
          (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

     During such times, as to amounts allocated to the Variable Separate Account, we may delay:
          (1)  determination and payment of the Cash Surrender Value;
          (2) determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;
          (3)  allocation changes of the Accumulation Value; or
          (4)  application of the Accumulation Value under an income plan.

     As to amounts allocated to the General Account and Fixed Account, we may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.0% a year or greater if required by state law, on any Cash Surrender Value payment derived from the General Account or Fixed Account that we defer 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

     All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:
          (1)  change any of this Certificate's terms;
          (4)  extend the time for Premium Payments; or
          (5)  make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

     We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Certificate is delivered. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached Optional Benefit Rider will not increase these values unless otherwise stated in that Rider.

                                       32
GA-CA-1112

FLEXIBLE PREMIUM DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CERTIFICATE - NO DIVIDENDS
--------------------------------------------------------------------------------

Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Limited Additional Premium Payment Option. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

GA-CA-1112